Exhibit 5 (a) (1)
HUNTON & WILLIAMS LLP
BANK OF AMERICA PLAZA
SUITE 3500
101 SOUTH TRYON STREET
CHARLOTTE, NORTH CAROLINA 28280
TEL      704 • 378 • 4700
FAX     704 • 378 • 4890
November 17, 2008
Progress Energy, Inc.
410 South Wilmington Street
Raleigh, North Carolina 27601
Registration Statement on Form S-3 Relating to
(i) an Indeterminate Amount of Securities and
(ii) 39,000,000 shares of Common Stock to be issued
under the Company’s Investor Plus Plan
Ladies and Gentlemen:
     We have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company of an indeterminate amount of (i) senior debt securities (the “Senior Debt Securities”) to be issued by the Company, (ii) junior subordinated debentures (the “Junior Subordinated Debentures” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued by the Company, (iii) guarantees (the “Guarantees”) to be issued by the Company, (iv) common stock, no par value (the “Common Stock”) to be issued by the Company (including 39,000,000 shares of Common Stock to be issued under the Company’s Investor Plus Plan (the “IPP Shares”)), (v) preferred stock (the “Preferred Stock”) to be issued by the Company, on terms to be determined at the time of sale, (vi) stock purchase contracts (the “Stock Purchase Contracts”) to be issued by the Company, (vii) stock purchase units (the “Stock Purchase Units”) to be issued by the Company and (viii) trust preferred securities (the “Trust Preferred Securities”) to be issued by Progress Energy Capital Trust I, Progress Energy Capital Trust II or Progress Energy Capital Trust III, each a Delaware business trust (each, a “Trust”) (the foregoing securities collectively, the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company and each Trust pursuant to the Securities Act of 1933, as amended (the “Act”). The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectuses contained therein (each a “Prospectus”) and any amendments or supplements thereto.

Progress Energy, Inc.
November 17, 2008

     The opinions contained in this letter are based upon an examination of the following:
     A. the Registration Statement and each Prospectus;
     B. the Indenture (for Debt Securities), dated February 15, 2001 between the Company and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as Trustee (the “Initial Senior Indenture”);
     C. an Indenture (for [Subordinated] Debt Securities), filed as Exhibit 4(a)(2) to the Registration Statement, between the Company and a trustee to be selected by the Company in the future, which shall be an Additional Senior Indenture or a Subordinated Indenture, under which Junior Subordinated Debentures will be issued, as the case may be (such Additional Senior Indenture and/or Subordinated Indenture collectively with the Initial Senior Indenture, the “Indentures”);
     D. one or more guarantee agreements, in the form filed as Exhibit 4(a)(3) to the Registration Statement, between the Company and a trustee to be selected by the Company in the future (each a “Guarantee Agreement”), under which Guarantees will be issued;
     E. the Amended and Restated Articles of Incorporation of the Company, as amended to date, as certified by the Assistant Secretary of the Company on the date hereof
     F. the By-laws of the Company , as amended to date, as certified by the Assistant Secretary of the Company on the date hereof; and
     G. minutes of the Board of Directors of the Company dated September 19, 2008 authorizing the registration, issuance and sale by the Company of one or more series of the Company’s Debt Securities, Junior Subordinated Debentures, Trust Preferred Securities, Certain Guarantees, Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units, as certified by the Assistant Secretary of the Company on September 23, 2008.
     We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. The opinions expressed herein are limited to the laws of the States of North Carolina and New York and the federal law of the United States.
     As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be valid and legally binding obligations of the applicable trustees thereunder. In regard to our opinion set forth in paragraph 1 below, we are relying without

Progress Energy, Inc.
November 17, 2008

independent investigation on our review and examination of a certificate of the Secretary of State of the State of North Carolina as to the due incorporation of the Company under the laws of the State of North Carolina as of November 12, 2008.
     With respect to our opinion as to Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.
     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:
     1. The Company has been duly incorporated under the laws of the State of North Carolina.
     2. Assuming that (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act of 1933, as amended, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indentures have been duly authorized by the Securities Pricing Committee of the Company (the “Pricing Committee”), which committee has been previously appointed by resolution of the Board of Directors of the Company (the “Board”) and authorized to act without further Board action; (c) the Indenture related to the Debt Securities in substantially the form that will be filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (d) the issuance and the financial and other terms of the Debt Securities have been duly authorized by the Pricing Committee; (e) the terms of the Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s Amended and Restated Articles of Incorporation and By-laws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (f) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the applicable Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the applicable Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of the Company, enforceable against the Company under New York law in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).
     3. Pursuant to its Amended and Restated Articles of Incorporation, as amended, the Company may issue up to 500,000,000 shares of Common Stock. With respect to the Common stock offered under the Registration Statement, other than IPP Shares, provided that (a) the Registration Statement and any required post-effective amendments thereto have

Progress Energy, Inc.
November 17, 2008

become effective under the Securities Act of 1933, as amended, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Common Stock has been duly authorized by all necessary corporation action on the part of the Company, with such shares of Common Stock, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding 500,000,000 shares; (c) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s Amended and Restated Articles of Incorporation and By-laws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, other than the IPP Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.
     4. IPP Shares will have been duly authorized and, assuming they are offered and sold in compliance with applicable laws and in the manner stated in the Registration Statement, the IPP Shares will be validly issued, fully paid and nonassessable.
     5. Pursuant to its Amended and Restated Articles of Incorporation, as amended, the Company may issue up and up to 20,000,000 shares of Preferred Stock. With respect to shares of Preferred Stock, assuming that (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act of 1933, as amended, and the Prospectus and any and all prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company, including the due filing of Articles of Amendment, with such shares of Preferred Stock, together with all             shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding 20,000,000 shares; (c) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Company’s Amended and Restated Articles of Incorporation and By-laws; (d) the Preferred Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, the applicable supplement to the Prospectus and the applicable definitive underwriting agreement approved by the Board or the Pricing Committee; and (e) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Progress Energy, Inc.
November 17, 2008

     6. Assuming that (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act of 1933, as amended, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Guarantee Agreement has been duly authorized by the Company; (c) the Guarantee Agreement has been duly executed and delivered by the Company; (d) the issuance and terms of the Guarantees have been duly authorized by the Company by all necessary corporation action; (e) the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Guarantee Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Amended and Restated Articles of Incorporation and By-laws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Guarantees have been duly executed and delivered by the Company and delivered against payment therefor, then the Guarantees when issued and sold in accordance with New York law and the Guarantee Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).
     7. Assuming that (a) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act of 1933, as amended, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Stock Purchase Contracts have been duly authorized by the Company; (c) the Stock Purchase Contracts have been duly executed and delivered by the Company; (d) the issuance and terms of the Stock Purchase Contracts, the purchase contract agreement and any related pledge agreement have been duly authorized by the Company by all necessary corporation action; (e) the terms of the Stock Purchase Contracts and of the issuance and sale of the Stock Purchase Contracts have been duly established in conformity with the purchase contract agreement and any related pledge agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Amended and Restated Articles of Incorporation and By-laws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (e) the Stock Purchase Contracts have been duly executed and delivered by the Company and delivered against payment therefor, then the Stock Purchase Contracts when issued and sold in accordance with the purchase contract agreement and any related pledge agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of

Progress Energy, Inc.
November 17, 2008

the Company, enforceable against the Company in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.
Very truly yours,
/s/ Hunton & Williams LLP
02151/08345/11575